As filed with the Securities and Exchange Commission on June 15, 2005.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	95-2588080
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4695 MacArthur Court, Suite 1250 Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

AMERICAN VANGUARD CORPORATION

AMENDED AND RESTATED 1994 STOCK INCENTIVE PLAN*

(Full title of the plan)

Eric G. Wintemute

President and Chief Executive Officer

4695 MacArthur Court, Suite 1250

Newport Beach, California 92660

(949) 260-1200

(Name, address and telephone number, including area code, of agent for service)

Copy to:

John B. Miles, Esq.

McDermott Will & Emery LLP

18191 Von Karman Avenue, Suite 400

Irvine, California 92612-0187

(949) 851-0633

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock (par value $.10 per share)	1,049,960 shares(1)	$19.575(2)	$20,552,967(2)	$2,419.08

*	This Registration Statement covers the Amended and Restated 1994 Incentive Plan, as amended and restated through May 12, 2005 (the “Plan”) of American Vanguard Corporation (the “Company”).
(1)	In addition to the number of additional shares of the Company’s common stock, par value $.10 per share (“Common Stock”), to be registered hereunder, this Registration Statement covers options and other rights to purchase or acquire the shares of Common Stock under the Plan and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that, by reason of certain events specified in the Plan, may be offered or issued pursuant to the Plan.
(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, based on the average of the high and low sales prices of a share of Common Stock of the Company as reported on the American Stock Exchange on June 8, 2005.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register an additional 1,049,960 shares of Common Stock for issuance pursuant to the Plan. This Registration Statement consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents of the Company filed with the Securities and Exchange Commission (“SEC”) are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2004, as amended;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

(c)	The Company’s Current Reports on Form 8-K filed with the SEC on March 23, 2005 and March 24, 2005;

(d)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on January 16, 1998; and

(e)	The Company’s Registration Statements on Form S-8 relating to the Plan filed with the SEC on January 2, 2002 (Registration No. 333-76218) and on January 7, 2003 (Registration No. 333-102381).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Nothing in this Registration Statement shall be deemed to incorporate information furnished to but not deemed to be filed with the SEC

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

See the attached Exhibit Index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on June 14, 2005.

AMERICAN VANGUARD CORPORATION

By:	/s/ James A. Barry
James A. Barry, Senior Vice President, Chief Financial Officer and Secretary/Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Eric G. Wintemute and James A. Barry and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto and any other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on June 14, 2005.

Signature	Title
/s/ Eric G. Wintemute Eric G. Wintemute	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ James A. Barry James A. Barry	Senior Vice President, Chief Financial Officer and Secretary/Treasurer (Principal Financial and Accounting Officer)

/s/ Herbert A. Kraft Herbert A. Kraft	Co-Chairman

/s/ Glenn A. Wintemute Glenn A. Wintemute	Co-Chairman

/s/ John B. Miles John B. Miles	Director

/s/ Carl R. Soderlind Carl R. Soderlind	Director

/s/ Jay R. Harris Jay R. Harris	Director

/s/ Irving J. Thau Irving J. Thau	Director

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
4	American Vanguard Corporation Amended and Restated 1994 Stock Incentive Plan, as amended and restated through May 12, 2005. (Filed as Appendix A to the Company’s Proxy Statement filed with the Securities and Exchange Commission on May 19, 2005 and incorporated herein by this reference.)

5.1	Opinion and Consent of McDermott Will & Emery LLP (filed herewith).

23.1	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).